SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 27, 2004

FRESH BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	000-32825	39-2019963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2215 Union Avenue, Sheboygan, Wisconsin 53081
(Address of principal executive offices, including zip code)

(920) 457-4433
(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure. (Information provided under Item 12 - Results of Operations and Financial Condition).

                The following information is being furnished under Item 12 “Results of Operations and Financial Condition” of Form 8-K. The information is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216.

                On February 27, 2004, Fresh Brands, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the reporting period ended January 3, 2004. A copy of the Company’s press release issued on February 27, 2004 is being furnished as Exhibit 99.1 to this Current Report.

                On February 27, 2004, the Company disclosed certain balance sheet information on a conference call that was announced in advance and open to the public. An unaudited balance sheet setting forth such information and certain additional information is being furnished as Exhibit 99.2 to this Current Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH BRANDS, INC.
Date: February 27, 2004	By:	/s/ John H. Dahly
John H. Dahly Chief Financial Officer